UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 8, 2012

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 8, 2012, PlainsCapital Corporation (“PlainsCapital”), Hilltop Holdings Inc. (“Hilltop”), and Meadow Corporation, a wholly owned subsidiary of Hilltop (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, PlainsCapital will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and as a wholly owned subsidiary of Hilltop (the “Merger”). The Merger has been approved by the boards of directors of each of PlainsCapital and Hilltop.

At the effective time of the Merger, each outstanding share of PlainsCapital common stock will be converted into the right to receive 0.776 shares of Hilltop common stock and $9.00 in cash (collectively, the “Merger Consideration”), subject to downward adjustment in the case of future common stock issuances by PlainsCapital not contemplated by the Merger Agreement. Each outstanding and unexercised option to purchase shares of PlainsCapital common stock (each, a “PlainsCapital Stock Option”) will vest in full and be entitled to receive the Merger Consideration in respect of each share of PlainsCapital common stock underlying such PlainsCapital Stock Option less the exercise price of such PlainsCapital Stock Option and any applicable withholdings. Each outstanding PlainsCapital restricted stock unit and each outstanding share of PlainsCapital common stock subject to vesting, repurchase or other lapse restrictions will vest in full and become free of such restrictions, and any repurchase right shall lapse and convert into the right to receive the Merger Consideration less any applicable withholdings. Each outstanding share of PlainsCapital’s Non-Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), will convert into one share of preferred stock of Hilltop having rights, preferences, privileges and voting powers, and limitations and restrictions thereof, substantially identical to the Series C Preferred Stock being converted.

Under the Merger Agreement, upon completion of the Merger, Hilltop and its board of directors have agreed to take all actions necessary so that, at the effective time of the Merger, the board of directors of Hilltop will be comprised of a number of members selected by the current board of directors of PlainsCapital that is one less in number than the number of members selected by the current board of directors of Hilltop.

The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, PlainsCapital shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of PlainsCapital common stock for Hilltop common stock in the Merger, except for any cash received in lieu of fractional shares of PlainsCapital common stock.

PlainsCapital and Hilltop have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to: (i) conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (ii) convene and hold a meeting of their respective shareholders to obtain the shareholder approvals required in connection with the Merger. In addition, PlainsCapital and Hilltop have agreed not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. PlainsCapital has also agreed that, subject to certain exceptions, the board of directors of PlainsCapital will recommend that PlainsCapital shareholders vote in favor of adoption of the Merger Agreement. Hilltop has agreed that, subject to certain exceptions, the board of directors of Hilltop will recommend that Hilltop stockholders approve the issuance of shares of Hilltop common stock in the Merger.

The consummation of the Merger is subject to customary closing conditions, including: (i) requisite approvals of PlainsCapital shareholders and Hilltop stockholders, (ii) approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory approvals, (iii) delivery of customary opinions from counsel to PlainsCapital and Hilltop that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, (iv) the absence of certain legal impediments to the consummation of the Merger and (v) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

The Merger Agreement contains certain termination rights for both PlainsCapital and Hilltop, as the case may be applicable, upon: (i) final, non-appealable denial of required regulatory approvals, (ii) December 31, 2012, if the Merger has not been completed by that time, (iii) a breach by the other party that is or cannot be cured within 30 days’ notice of such breach (or December 31, 2012, if earlier) if such breach would result in the failure of the conditions to closing set forth in the Merger Agreement, (iv) if either PlainsCapital shareholders or Hilltop stockholders fail to approve the transaction by the required vote, (v) by Hilltop upon a failure by PlainsCapital’s board of directors to recommend the Merger to its shareholders, or (vi) by PlainsCapital upon a failure by Hilltop’s board of directors to recommend the Merger to its stockholders. The Merger Agreement further provides that, in connection with the termination of the Merger Agreement under specified circumstances, PlainsCapital or Hilltop will be required to pay the other a termination fee of $17.5 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about PlainsCapital or Hilltop. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PlainsCapital or Hilltop or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PlainsCapital’s public disclosures.

Amendment to First Southwest Merger Agreement

In connection with the execution and delivery of the Merger Agreement, PlainsCapital entered into that certain Fourth Amendment to Agreement and Plan of Merger (the “Fourth Amendment”). The Fourth Amendment amends that certain Agreement and Plan of Merger, dated as of November 7, 2008, by and among Plains Capital Corporation, PlainsCapital Bank, First Southwest Holdings, Inc. and Hill A. Feinberg, as Stockholders’ Representative, pursuant to which PlainsCapital acquired First Southwest Holdings, Inc., to substitute, at the effective time of the Merger, the Merger Consideration for the escrowed merger consideration that may be payable to the former stockholders of First Southwest Holdings, Inc.

A copy of the Fourth Amendment is attached hereto as Exhibit 2.2 and is incorporated herein by reference. The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment.

Voting and Support Agreements

Concurrent with and as a condition to Hilltop entering into the Merger Agreement, Alan B. White, Chairman and Chief Executive Officer of PlainsCapital, and certain entities controlled by him, and Hill A. Feinberg, a director of PlainsCapital and Chief Executive Officer of First Southwest Holdings, LLC, a wholly owned subsidiary of PlainsCapital, him each entered into a Voting and Support Agreement with Hilltop (each, a “Company Support Agreement”) with respect to the shares of PlainsCapital’s common stock beneficially owned by such shareholder, subject to certain exceptions, as set forth in the Company Support Agreement (such shares, the “Company Support Agreement Shares”). Mr. White beneficially owns approximately 8.2% of the voting power of PlainsCapital shares entitled to vote on the Merger, and Mr. Feinberg beneficially owns approximately 6.3% of the voting power of PlainsCapital shares entitled to vote on the Merger, and each has agreed with Hilltop to take the following actions, among others, during the term of the Company Support Agreements: (1) vote all Company Support Agreement Shares in favor of the Merger Agreement, the transactions contemplated thereby, any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and any proposal to adjourn or postpone the PlainsCapital meeting of shareholders called to approve such matters to a later date if there are not sufficient votes to approve the Merger Agreement; and (2) vote the Company Support Agreement Shares against any alternative business combination transaction. The Company Support Agreements will terminate upon the earlier of: (i) the termination of the Merger Agreement in accordance with its terms and (ii) the consummation of the Merger.

Concurrent with and as a condition to PlainsCapital entering into the Merger Agreement, Diamond A. Financial, LP, a limited partnership whose sole general partner is Gerald J. Ford, Chairman of the Board of Directors of Hilltop ( “Diamond”), entered into a Voting and Support Agreement with PlainsCapital (the “Purchaser Support Agreement”) with respect to all of the shares of Hilltop’s common stock beneficially owned by Diamond, subject to certain exceptions, as set forth in the Purchaser Support Agreement (the “Purchaser Support Agreement Shares”).

Diamond owns approximately 27% of the voting power of Hilltop shares entitled to vote on the Merger and has agreed to take the following actions, among others, during the term of the Purchaser Support Agreement: (1) vote all Purchaser Support Agreement Shares in favor of the Merger Agreement, the transactions contemplated thereby, any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and any proposal to adjourn or postpone the Hilltop meeting of stockholders called to approve such matters to a later date if there are not sufficient votes to approve the Merger Agreement; and (2) vote the Purchaser Support Agreement Shares against any alternative business combination transaction. The Purchaser Support Agreement will terminate upon the earlier of: (i) the termination of the Merger Agreement in accordance with its terms and (ii) the consummation of the Merger.

A copy of the form of Company Support Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Purchaser Support Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The foregoing descriptions of the Company Support Agreements and the Purchaser Support Agreement are qualified in their entirety by reference to the full text of the form of Company Support Agreement and the Purchaser Support Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PlainsCapital currently sponsors the PlainsCapital Bank Supplemental Executive Pension Plan (the “SEPP”) for the benefit of a select group of officers, including Messrs. Alan B. White, Jerry L. Schaffner and James R. Huffines. The SEPP provides, in accordance with its provisions, defined benefit retirement and other related benefits for those employees who are eligible to participate in the SEPP. Concurrent with and as a condition to Hilltop entering into the Merger Agreement, on May 8, 2012, PlainsCapital adopted the Second Amendment to PlainsCapital Bank Supplemental Executive Pension Plan (the “SEPP Amendment”). The SEPP Amendment amended the SEPP to remove the crediting of five additional “years of benefit service” (as defined in the SEPP) that a participant would receive if he was terminated by PlainsCapital within the six months immediately preceding, or the 24 months immediately following, a “change of control” (as defined in the SEPP). In addition, the SEPP Amendment amended the SEPP to provide that if the SEPP is terminated prior to December 31, 2012 in connection with a change in control, each participant who is employed by PlainsCapital on the date the SEPP is terminated will receive certain service credit for the year of termination, and the calculation of such participant’s normal retirement benefit will include the participant’s annualized 2012 compensation when calculating the participant’s average annual compensation. In the event the transactions contemplated by the Merger Agreement are not consummated and the Merger Agreement is terminated pursuant to the terms thereof, the SEPP Amendment will be void and of no force and effect.

A copy of the SEPP Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the SEPP Amendment is qualified in its entirety by reference to the full text of the SEPP Amendment.

Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Hilltop’s or PlainsCapital’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of Hilltop, Merger Sub, PlainsCapital nor their affiliates assumes any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Hilltop’s stock price before closing, including as a result of PlainsCapital’s earnings, broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which PlainsCapital operates; (iv) the ability to promptly and effectively integrate the businesses of Hilltop and PlainsCapital; (v) the reaction of the companies’ customers, employees and counterparties to the transaction; and (vi) diversion of management time on merger-related issues. For more information, see the risk factors described in each of Hilltop’s and PlainsCapital’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

Additional Information

In connection with the proposed transaction, Hilltop expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Hilltop and PlainsCapital that also constitutes a prospectus of Hilltop, and the final joint proxy statement/prospectus will be mailed to shareholders of PlainsCapital and Hilltop. Hilltop and PlainsCapital also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Hilltop and PlainsCapital with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Hilltop with the SEC will be available free of charge on Hilltop’s website at www.hilltop-holdings.com or by contacting Hilltop Investor Relations at (214) 855-2177. Copies of the documents filed by PlainsCapital with the SEC will be available free of charge on PlainsCapital’s website at www.plainscapital.com or by contacting PlainsCapital Investor Relations at (214) 252-4155.

Participants in the Solicitation

Hilltop and PlainsCapital and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Hilltop’s executive officers and directors in Hilltop’s Annual Report on Form 10-K filed with the SEC on March 9, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 30, 2012. You can find information about PlainsCapital’s executive officers and directors in PlainsCapital’s Annual Report on Form 10-K filed with the SEC on March 16, 2012 (as it may be amended from time to time) and its definitive proxy statement filed with the SEC on April 3, 2012. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Hilltop or PlainsCapital using the sources indicated above.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 8, 2012, by and among Hilltop Holdings Inc., Meadow Corporation and PlainsCapital Corporation.

2.2	Fourth Amendment to Agreement and Plan of Merger, dated as of May 8, 2012, by and among PlainsCapital Corporation, PlainsCapital Bank, First Southwest Holdings, Inc., FSWH Acquisition LLC, and Hill A. Feinberg, as Stockholders’ Representative.

10.1	Second Amendment to PlainsCapital Bank Supplemental Executive Pension Plan, dated May 8, 2012.

99.1	Form of Company Support Agreement, dated as of May 8, 2012.

99.2	Voting and Support Agreement, dated as of May 8, 2012, between PlainsCapital Corporation and Diamond A Financial, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: May 9, 2012	By:	/S/ ALAN B. WHITE
	Name:	Alan B. White
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 8, 2012, by and among Hilltop Holdings Inc., Meadow Corporation and PlainsCapital Corporation.

2.2	Fourth Amendment to Agreement and Plan of Merger, dated as of May 8, 2012, by and among PlainsCapital Corporation, PlainsCapital Bank, First Southwest Holdings, Inc., FSWH Acquisition LLC, and Hill A. Feinberg, as Stockholders’ Representative.

10.1	Second Amendment to PlainsCapital Bank Supplemental Executive Pension Plan, dated May 8, 2012.

99.1	Form of Company Support Agreement, dated as of May 8, 2012.

99.2	Voting and Support Agreement, dated as of May 8, 2012, between PlainsCapital Corporation and Diamond A Financial, L.P.